UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2006
GENITOPE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50425	77-0436313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
525 Penobscot Drive
Redwood City, California 94063
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 482-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
Exhibit Index
EXHIBIT 10.1

Item 1.01 Entry into a Material Definitive Agreement
Amendment to Sublease with Regen Corporation
     On May 25, 2006, Genitope Corporation (“Genitope”) entered into a fourth amendment to the Sublease with Regen Biologics, Inc. for the sublease of approximately 7,655 square feet of area, which is currently part of the Company’s leased manufacturing and office space located at its corporate headquarters in Redwood City, California. The amendment will extend the sublease through December 31, 2006 and provide the Company with the right to extend the sublease for three one-month extensions thereafter. The extension of this sublease is intended to assist the Company in meeting its short-term facility requirements until the completion of its new manufacturing and corporate headquarter facility in Fremont, California.
Item 9.01 Financial Statements and Exhibits.
The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description

10.1	Fourth Amendment to Sublease between Regen Biologics, Inc. and Genitope Corporation.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Genitope Corporation
Dated: May 31, 2006	By:	/s/ John Vuko
John Vuko
Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Fourth Amendment to Sublease between Regen Biologics, Inc. and Genitope Corporation.